UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, 15th Floor, Vancouver, British Columbia	V6E 2J3 (Zip Code)

Registrant’s telephone number, including area code: (888) 458-3420

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2025, TMC the metals company Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain new and existing investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Registered Offering”), an aggregate of 12,333,333 common shares (the “Shares”) of the Company, without par value (the “Common Shares”), and accompanying Class C warrants (the “Class C Warrants” and collectively with the Shares and the Common Shares issuable upon exercise of the Class C Warrants, the “Securities”) to purchase an aggregate of 12,333,333 Common Shares to such new and existing investors. The aggregate gross proceeds to the Company from the Registered Offering are expected to be approximately $37,000,000, before deducting offering expenses payable by the Company, not including the exercise of the Class C Warrants. Each Common Share and the accompanying Class C Warrant to purchase a Common Share are being sold at a price of $3.00.

The Securities are being offered by the Company pursuant to the Company’s registration statement on Form S-3 (Reg. No. 333-275822), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 30, 2023 and declared effective by the SEC on December 8, 2023, the Company’s registration statement on Form S-3 (Reg. No. 333-267479), previously filed with the SEC on September 16, 2022, as amended on October 6, 2022 and declared effective by the SEC on October 14, 2022, the base prospectuses contained within each such registration statement, and a prospectus supplement dated May 12, 2025.

The closing of the Registered Offering is expected to occur on or about May 22, 2025, subject to the satisfaction of customary closing conditions. The Purchase Agreement may be terminated by the Company as to any Purchaser’s obligations thereunder if the closing with respect to such Purchaser has not been consummated on or before June 30, 2025.

The Class C Warrants have an initial exercise price of $4.50 per share, are exercisable immediately upon issuance and will expire three years from the date of the Purchase Agreement. The Class C Warrants are subject to adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the Common Shares upon any distributions for no consideration of assets to the Company’s shareholders. The Company may also repurchase the Class C Warrants for $0.0001 per Common Share underlying the Class C Warrants if the volume weighted average price for the Common Shares for each trading day in a 20-consecutive trading day period exceeds $7.00 per share. In the event of certain corporate transactions, the holders of the Class C Warrants will be entitled to receive, upon exercise of the Class C Warrants, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class C Warrants immediately prior to such transaction. Each holder of a Class C Warrant will not have the right to exercise any portion of its Class C Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% or 19.99% at the election of a holder prior to the date of issuance) of the number of Common Shares outstanding immediately after giving effect to such exercise (the “Common Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Common Warrant Beneficial Ownership Limitation, but not to above 9.99%, or 19.99% with the Company’s approval. The Class C Warrants do not entitle the holders thereof to any voting rights or any of the other rights or privileges to which holders of Common Stock are entitled.

The Class C Warrants are not listed, and the Company does not intend to list the Class C Warrants, for trading on the Nasdaq Global Select Market or any other national securities exchange or any other nationally recognized trading system.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, including Company customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement was made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the legal opinion of Fasken Martineau DuMoulin LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., each counsel to the Company, relating to the Securities is filed with this Current Report on Form 8-K as Exhibit 5.1 and 5.2, respectively. The form of the Purchase Agreement and form of Class C Warrant are filed with this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K, including the exhibits hereto, shall not constitute an offer to sell or a solicitation of an offer to buy the Securities, nor shall there be any sale of the Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.02	Results of Operations and Financial Condition.

The information set forth in Item 8.01 under “Preliminary Unaudited Financial Information as of and for the Three Months Ended March 31, 2025” is incorporated into this Item 2.02 by reference.

Item 8.01.	Other Events.

Business Update

In connection with the Registered Offering, the Company provided the following corporate update regarding its strategies and plans related to pursuing the U.S. regulatory pathway under the U.S. Deep Seabed Hard Mineral Resources Act (“DSHMRA”), a U.S. domestic statute administered by the U.S. Department of Commerce through the National Oceanic and Atmospheric Administration (“NOAA”), for the commercial production of deep-sea polymetallic nodules in the Clarion Clipperton Zone (“CCZ”).

U.S. Regulatory Pathway

On April 24, 2025, President Trump signed an Executive Order titled, “Unleashing America’s Offshore Critical Minerals and Resources”, which directs the Commerce Secretary to implement an expedited permitting process under DSHMRA. In addition to directing the International Development Finance Corporation, Export-Import Bank and Trade and Development Agency to identify tools to support this new industry, the Executive Order also instructs the Departments of Defense and Energy to assess the use of the National Defense Stockpile for nodule-derived minerals and of entering into offtake agreements for the procurement of these minerals. In addition, these departments are also directed, and to review and revise domestic processing capabilities for seabed mineral resources.

There are currently two primary legal frameworks governing the commercial recovery of deep-sea minerals from areas beyond national jurisdiction. The first is the DSHMRA and the second is the United Nations Convention on the Law of the Sea (“UNCLOS”). The United States has not ratified UNCLOS, and is not a member state of the International Seabed Authority (“ISA”), which administers the international regime.

The Company is increasingly focused on advancing its commercial production strategy under the U.S.-based DSHMRA regime. The Company’s wholly owned subsidiary, The Metals Company USA, LLC (“TMC USA”), is a “United States citizen” under DSHMRA and, in April 2025, it submitted two exploration license applications (covering 199,895 square kilometers in the CCZ referred to as TMC USA-A and TMC USA-B) and one commercial recovery permit application (covering 25,160 square kilometers in the CCZ referred to as TMC USA-A_2) to NOAA. These applications include the areas under which its subsidiaries hold exploration contracts from the ISA, which are estimated to hold approximately 1.635 billion wet tonnes of measured, indicated and inferred mineral resources. Together, the resource is estimated to include approximately 15.5 million tonnes of nickel, 12.8 million tonnes of copper, 2.0 million tonnes of cobalt, and 345 million tonnes of manganese. These applications reflect the Company’s belief that DSHMRA provides a viable and independent regulatory path to commercial production, distinct from the ISA regime under UNCLOS.

At the same time as the Company pursues the U.S. pathway, it continues to preserve its rights under the ISA system. The ISA is an intergovernmental organization established pursuant to UNCLOS and the 1994 Agreement Relating to the Implementation of UNCLOS and regulates seabed mineral activities by its member states and their sponsored contractors. While the ISA does not have jurisdiction over U.S.-based operations, the Company maintains two exploration contracts in the CCZ—one held by its subsidiary Nauru Ocean Resources Inc. (“NORI”), sponsored by the Republic of Nauru, and one held by Tonga Offshore Mining Limited (“TOML”), sponsored by the Kingdom of Tonga. The ISA has issued a total of 19 exploration contracts covering approximately 1.28 million square kilometers, 17 of which are located in the CCZ. On November 12, 2024, the Company announced its intention to submit an application for an exploitation contract to the ISA on June 27, 2025. Today, the Company is increasingly focused on pursuing commercial production through the U.S. regulatory pathway under DSHMRA, following the April 2025 submission of TMC USA’s exploration license and commercial recovery permit applications to NOAA. The Company does not believe pursuing licenses and permits with NOAA under DSHMRA nullifies its ISA exploration contracts. However, if ISA progress on adopting final exploitation regulations stalls or the resulting regulations prove commercially or legally unworkable, the Company may pivot fully to the U.S. regime.

The Company has key strategic alliances with (i) Allseas Group S.A., a major contractor in the global offshore energy industry, which developed and tested a pilot collection system and is now working to modify it into the first commercial production system, and (ii) Glencore International AG, which holds offtake rights (i.e., a contractual right to purchase a specific quantity of products over a defined period) to 50% of the NORI nickel and copper production if produced from a DeepGreen Engineering Pte. Ltd.-owned or controlled facility. In addition, the Company has worked with engineering firm Hatch and consultants KPM to develop a near-zero solid waste flowsheet (i.e., the potential to process and refine nodules into critical metals while leaving almost no solid waste streams behind). The primary processing stages of the flowsheet from nodule to NiCuCo matte intermediate were demonstrated as part of its pilot plant program at FLSmidth and XPS’ facilities. The matte refining stages are being tested at SGS Lakefield. The near-zero solid waste flowsheet provides a design that is expected to serve as the basis for its onshore processing facilities. In November 2022, the Company entered into a non-binding memorandum of understanding (“MoU”), with Pacific Metals Co Ltd (“PAMCO”), of Japan pursuant to which PAMCO completed prefeasibility work assessing the prospect of processing nodules using their existing facilities. In November 2023, the Company entered into a binding MoU with PAMCO whereby they committed to completing a feasibility study (expected to be completed by mid-2025) to toll treat 1.3 million tonnes of wet polymetallic nodules per year at its Hachinohe, Japan smelting facility, provided the Company obtains commercial production rights. The toll treatment is intended to take place on a dedicated Rotary Kiln Electric Arc Furnace (“RKEF”), processing line and produce two products: nickel-copper-cobalt alloy, an intermediate product used as feedstock to produce lithium-ion battery cathodes, and a manganese silicate product used to make silico-manganese alloy, a critical input into steel manufacturing. In February 2025, PAMCO successfully processed approximately 2,000 tonnes of nodules from the Company’s integrated pilot collection system on their existing RKEF line, producing both nickel-copper-cobalt alloy and manganese silicate. The Company expects this relationship to progress to a definitive tolling agreement in 2025, subject to successful evaluation study outcomes and agreement to mutually acceptable commercial terms. There can be no assurance that the Company will enter into such definitive strategic alliance with PAMCO in a particular time period and with sufficient scale, or at all, or on terms similar to those set forth in the binding MoU, or that the existing facility will be able to successfully process nodules in a particular time period, or at all.

The Company is still in the exploration phase and has not yet obtained an exploitation contract or a permit for commercial recovery from any regulators. Additionally, the Company does not yet hold the environmental or other permits required to construct and operate commercial-scale polymetallic nodule processing and refining facilities on land.

To reach its objective and initiate commercial production, the Company is continuing to (i) define its resource and project economics, (ii) develop a commercial offshore nodule collection system, (iii) assess the environmental and social impacts of offshore nodule collection, and (iv) develop onshore technology to process collected polymetallic nodules into a manganese silicate product and an intermediate nickel-copper-cobalt alloy or matte product and/or end-products like nickel and cobalt sulfates, and copper cathode. The Company is also working towards its initial pre-feasibility study, which the Company is now updating to reflect the U.S. regulatory pathway under DSHMRA.

Regulation of Mining of Deep-Sea Polymetallic Nodules by the United States

DSHMRA establishes a domestic legal regime for U.S. citizens to explore for and commercially recover hard mineral resources from the seabed in areas beyond U.S. national jurisdiction. DSHMRA affirms that deep-sea mining is a lawful freedom of the high seas, subject to a duty of reasonable regard to the interests of other states in their exercise of those and other freedoms recognized by the general principles of international law, and provides a regulatory structure administered by NOAA, an agency under the U.S. Department of Commerce. NOAA’s implementing regulations detail the criteria and conditions for issuance of deep seabed exploration licenses and commercial recovery permits to U.S. citizens.

The purpose of DSHMRA is to promote the development of seabed minerals by U.S. citizens while ensuring environmental protection, avoidance of conflict with other high seas uses, and consistency with international law. Before any license or permit is issued, NOAA must determine that the proposed activities meet a series of statutory requirements, including that the activity: (i) will not unreasonably interfere with the lawful use of the high seas by other states; (ii) is consistent with U.S. foreign policy and international obligations; (iii) does not create a risk to international peace and security; (iv) is not expected to result in significant adverse environmental effects; and (v) does not pose undue risk to life or property at sea. These findings reflect NOAA’s dual mandate of advancing U.S. commercial interests in seabed minerals while minimizing environmental and diplomatic risk.

Eligibility for licensing under DSHMRA is limited to “United States citizens,” a term defined to include any individual, corporation, or other entity organized under the laws of a U.S. state or territory. This includes foreign-owned entities organized in the United States, as well as foreign entities with majority U.S. ownership or control. The Company believes that its wholly owned subsidiary TMC USA, as a North Carolina limited liability company, qualifies as a “United States citizen” under these provisions and is eligible to apply for and hold NOAA-issued licenses and permits.

TMC USA has submitted three formal applications to NOAA: two for exploration licenses and one for a commercial recovery permit. The DSHMRA framework contemplates sequential applications—first for an exploration license, then for a recovery permit—but neither the statute nor its regulations expressly prohibit concurrent or direct permitting where sufficient data is available. TMC USA previously submitted a legal memorandum requesting clarification from NOAA on this point and, if required, has also reserved the option of requesting a waiver from NOAA of the exploration license prerequisite.

Exploration licenses grant exclusive rights to conduct technical studies and test mining in a defined area and are typically issued for five-year terms. Commercial recovery permits authorize full-scale extraction for a period of 20 years subject to extension and are subject to enhanced environmental and operational requirements. NOAA grants licenses and permits to particular areas, in part, based on when applications are received. To date, NOAA has not issued any commercial recovery permits under DSHMRA as no U.S. citizen had applied for a commercial recovery permit prior to TMC USA.

TMC USA initiated pre-application consultations with NOAA in the first quarter of 2025 and, following those discussions, submitted its applications in April 2025. These are now under agency review. Each application includes the full environmental, technical, financial, and operational data required under DSHMRA and the National Environmental Policy Act (“NEPA”). The NOAA review process includes a determination whether applications for exploration licenses are in full or substantial compliance with the applicable requirements under DSHMRA and its implementing regulations within 30 days of receipt and whether applications for a commercial recovery permit is complete within 60 days. NOAA is then expected to proceed with a full review of the applications, including interagency consultation with other U.S. government departments (including the Department of State, the Department of Defense, and the Environmental Protection Agency), preparation of an Environmental Impact Statement (“EIS”), under NEPA, and a public comment period. NOAA will determine whether to issue the requested licenses and permit, and if so, under what terms and conditions. All licenses and permits issued under DSHMRA are subject to oversight, periodic reporting, and potential suspension or revocation for noncompliance or unforeseen environmental harm.

DSHMRA and its regulations do not include a statutory deadline for application review. However, the Executive Order signed by President Trump on April 24, 2025, directs the Commerce Secretary to implement an expedited permitting process under DSHMRA.

NOAA issued four exploration licenses in 1984 to U.S.-sponsored consortia for polymetallic nodule exploration in the CCZ. Two of these licenses (USA-1 and USA-4) remain active and are currently held by a Lockheed Martin subsidiary. These licenses have been renewed in accordance with DSHMRA’s statutory provisions, which require NOAA to grant extensions if the licensee has substantially complied with license terms. Lockheed Martin has not conducted recent offshore activities under these licenses, citing market conditions and the lack of international recognition of DSHMRA licenses. In 2022, NOAA acknowledged these factors and extended the licenses to 2027.

The Company believes NOAA has historically adopted a cautious and science-based regulatory posture under DSHMRA, coordinating with other U.S. federal agencies and supporting environmental studies to inform future decisions. In the 1980s, the United States entered into reciprocal recognition arrangements with other nations with similar domestic seabed mining laws, helping avoid overlapping claims prior to the establishment of the ISA. Once the ISA became operational in the 1990s, most seabed mining states transitioned to the UNCLOS/ISA system. The United States, however, remains outside that framework. NOAA is not restricted under DSHMRA from issuing licenses or permits over areas that are also subject to ISA exploration or exploitation contracts.

In addition, DSHMRA requires that recovered minerals be processed in the United States unless a waiver is granted. The Company is currently evaluating U.S.-based processing options to satisfy this requirement. If necessary, the Company expects to seek a waiver based on the statutory criteria and applicable regulations.

The Company expects to become subject to additional U.S. laws and regulations as development progresses and are in the early stages of analyzing their applicability and potential impact on its operations.

Preliminary Unaudited Financial Information as of and for the Three Months Ended March 31, 2025

As of March 31, 2025, the Company estimates that it had cash on hand of $2.3 million. In addition, as of March 31, 2025, the Company estimates that it had short-term debt of approximately $10 million, representing amounts outstanding under the Unsecured Credit Facility, dated March 22, 2024, as amended, with Gerard Barron, the Company’s Chief Executive Officer and Chairman, and ERAS Capital LLC, the family fund of the Company’s director, Andrei Karkar (the “2024 Credit Facility”), and the Working Capital Loan Agreement, dated September 9, 2024, with Allseas Investments S.A. The Company also estimates that operating expenses, operating loss and net cash used in operating activities for the three months ended March 31, 2025 were approximately $18.0 million, $20.6 million and $9.3 million, respectively. As of March 31, 2025, there remained $41.5 million undrawn under the 2024 Credit Facility. In addition, as of March 31, 2025, the Company had approximately $19.3 million (approximately $9.8 million as of the date of this Current Report on Form 8-K) available to be sold under the At-the-Market Equity Distribution Agreement with Wedbush Securities Inc., having raised $5.7 million through the issuance of 2,975,226 common shares in the three months ended March 31, 2025 at an average per share price of $1.93.

The information presented above is estimated, unaudited and preliminary and is subject to completion. The Company is in the process of finalizing its financial results for the quarter ended March 31, 2025. As a result, the estimates above may differ, potentially materially, from the actual results that will be presented in the Company’s condensed consolidated financial statements as of and for the quarter ended and the three months ended March 31, 2025 when these condensed consolidated financial statements are completed. The information presented above is based upon management estimates to date and is the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this information and, accordingly, does not express an opinion or any other form of assurance upon this information.

Risk Factors

The Company reminds investors that they should carefully review and consider the information regarding certain factors that could materially affect the Company’s business, consolidated financial condition or results of operations as set forth under Part I, Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 27, 2025, as revised or added to as set forth in Exhibit 99.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including related to the anticipated closing of the Registered Offering and the anticipated proceeds from the Registered Offering; statements concerning the pursuit of a U.S.-based regulatory pathway with NOAA and the U.S. Department of Commerce under DSHMRA for the commercial production of deep-sea polymetallic nodules in the CCZ; statements concerning the status of the Company's exploration contracts issued by the ISA and the Company's expectations with respect to preparing and filing an application for an exploitation contract with the ISA and the expected interplay between the two regulatory pathways; government regulation of mineral extraction from the deep seafloor and changes in mining laws and regulations; and statements regarding the Company’s preliminary unaudited financial information as of and for the three months ended March 31, 2025. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the Company’s ability to satisfy certain conditions to closing the Registered Offering on a timely basis or at all; changes in the Company’s financial results for the period ended March 31, 2025 from the preliminary unaudited financial information as of and for the three months ended March 31, 2025; the outcome of discussions and consultations with NOAA or other U.S. government officials; the Company’s ability to obtain required licenses and permits under DSHMRA or any other applicable U.S. laws or regulations; the potential for legal or jurisdictional challenges to the Company’s rights or proposed operations in international waters; regulatory uncertainties and the impact of government regulation and political instability on the Company’s activities; the potential for legal or jurisdictional challenges to the Company’s rights or proposed operations in international waters; environmental risks and liabilities; the Company’s ability to develop sufficient data to support permit applications and satisfy environmental requirements; the Company’s ability to develop minerals in sufficient grade or quantities to justify commercial operations; the lack of development of seafloor polymetallic nodule deposit; the Company’s ability to successfully enter into binding agreements with Allseas Group S.A. and other parties in which it is in discussions, if any; uncertainty in the estimates for mineral resource calculations from certain contract areas and for the grade and quality of polymetallic nodule deposits; risks associated with natural hazards; uncertainty with respect to the specialized treatment and processing of polymetallic nodules that the Company may recover; risks associated with collective, development and processing operations, including with respect to the development of onshore processing capabilities and capacity and Allseas Group S.A.’s expected development efforts with respect to the Project Zero offshore system; the Company’s dependence on Allseas Group S.A.; the Company’s ability to successfully adopt and profitably execute a new business strategy to develop a services business and to optimize and expand its resource portfolio; fluctuations in transportation costs; fluctuations in metals prices; testing and manufacturing of equipment; risks associated with the Company’s limited operating history, limited cash resources and need for additional financing; risks associated with the Company’s intellectual property; Low Carbon Royalties’ limited operating history; and other risks and uncertainties, any of which could cause actual results to differ from those expressed or implied in the forward-looking statements. These risks are described in greater detail in Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company with the SEC on March 27, 2025, and in the Company’s other future filings with the SEC, including this Current Report on Form 8-K. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Class C Warrant to Purchase Common Shares.

5.1	Opinion of Fasken Martineau DuMoulin LLP.

5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1).

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.2).

99.1	Risk Factor Updates.

99.2	Information relating to Part II, Item 14 of the Registration Statements on Form S-3 (Registration Nos. 333-275822 and 333-267479).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: May 12, 2025	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer